FIRST AMENDMENT
                                       TO
                          SECURITIES PURCHASE AGREEMENT

         This FIRST AMENDMENT dated as of December 1, 1995 by and among Galaxy Telecom, L.P., a Delaware limited partnership (the "Partnership"), Galaxy Telecom, Inc., a Delaware corporation and the managing general partner and a limited partner of the Partnership ("Galaxy GP"), Galaxy Telecom Investments, L.L.C., a Delaware limited liability company and a general partner and a limited partner of the Partnership ("Galaxy LLC"), Tommy Gleason, Jr., James Gleason, J. Keith Davidson, Tommy Gleason, Ronald Voss and Terry M. Cordova (collectively, the "Managers", and each individually, a "Manager"), Galaxy Telecom Management, L.L.C., a Texas limited liability company wholly owned by the Managers (the "Management Investor"), Galaxy Systems Management, Inc., a Missouri corporation wholly owned by the Managers (the "Management Corp" and together with the managers and the Management Investor, collectively, the "Management Parties"), and the investor purchasers named in Schedule 1.4 hereto (the "Investor Purchasers").

         WHEREAS, the Partnership, Galaxy CP, Galaxy LLC, the Management Parties, the Investor Purchasers and certain other persons are parties to a Securities Purchase Agreement dated as of December 23, 1994 (the "Agreement"); and

         WHEREAS, the parties to the Agreement desire to amend the Agreement to provide for the issuance and sale by Galaxy LLC to the Investor Purchasers of certain additional securities of Galaxy LLC.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. Section 8.1 of the Agreement is hereby amended, as of the effective date of this First Amendment, by adding thereto the following new defined terms, each such term to be inserted in the appropriate alphabetical order:

     "'Additional Acquisitions' has the meaning specified in Section 1.4 of this Agreement."

     "'Additional Closing' has the meaning specified in Section 1.4 of this Agreement."

     "'Additional Closing Date' has the meaning specified in Section 1.4.1 of this Agreement."

     "'Additional  Note  Interest  Payment  Date' has the meaning  specified  in
Section 1.4.1 of this Agreement."

     "'Additional Notes' has the meaning specified in Section 1.4.1 of this Agreement."

     "'Additional Preferred Interests of Galaxy LLC' shall mean the additional Preferred Membership Interests of Galaxy LLC (as described in the LLC Agreement) issued pursuant to Section 1.4.2 of this Agreement."

     "'Additional Securities' shall mean the Additional Notes and the Additional Preferred Interests of Galaxy LLC."

         2. Section 8.1 of the Agreement is hereby further amended, as of the effective date of this First Amendment, by adding the following subsection to the definition of "Acquisition Contracts":

                           "(e) Any agreement entered into by the Partnership necessary to effect the Additional Acquisitions (each an 'Additional Acquisition Contract' and, collectively, the 'Additional Acquisition Contracts')."

         3. Section 8.1 of this Agreement is hereby further amended, as of the effective date of this First Amendment, by deleting in their entirety the definitions "Obligations" and "Transaction Documents" appearing therein and substituting therefor, respectively, the following:

     "'Obligations' shall mean any and all indebtedness and any liabilities of Galaxy GP, Galaxy LLC, Management Corp, Management Investor or any of the Managers to any of the Purchasers, direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement or any First Amendment hereto, the Notes, the Additional Notes and any other Transaction Documents or any First Amendments thereto."

     "'Transaction Documents' shall mean collectively, this Agreement, the Securities, the Additional Securities, the Acquisition Documents, the Equity Holders Agreement, the Option/Put Agreement, the Private Placement Memorandum, the Senior Loan Documents, the Management Agreement, the Partnership Agreement and the LLC Agreement, each as amended from time to time in Accordance with the provisions of this Agreement."

         4. Section 1 of the Agreement is hereby amended, as of the effective date of this First Amendment, by deleting in its entirety subsection 1.1.1 appearing therein and substituting therefor the following:

     "1.1.1 Notes of Galaxy LLC. Galaxy LLC shall issue and sell, and the Purchasers shall buy, notes in the form of Exhibit B hereto (the 'Notes'). The Notes shall be issued in an aggregate face amount of $26,395,875 and shall bear interest at the rate of 17.5% per annum. Interest on the Notes shall be payable annually in arrears on each December 31, commencing December 31, 1995 (each, an 'Interest Payment Date'), in immediately available funds or, at the option of Galaxy LLC, by the issuance by Galaxy LLC to each holder of a Note, of addition Notes in an original principal amount equal to the interest payable on such holder's Notes on such Interest Payment Date. The issue price of the Notes shall be $25,395,875, allocated among the Purchasers in accordance with Exhibit A."

          5. Section 1 of the Agreement is hereby further amended, as of the effective date of this First Amendment, by adding the following Sections:

     "1.4 Issuance and Delivery of Additional Securities. In consideration of and in reliance upon the representations, warranties and covenants contained herein and subject to the terms and conditions of this Agreement, at the closing (each, an "Additional Closing") of each of the five acquisitions listed in
Schedule 1.4 hereto (each, an "Additional Acquisition" and, collectively, the "Additional Acquisitions") Galaxy LLC shall issue and deliver to each Investor Purchaser and the Management Investor and each Investor Purchaser and the Management Investor shall purchase from Galaxy LLC the Additional Securities set forth opposite such Investor Purchaser's or the Management Investor's name, as applicable, on Schedule 1.4 hereto with respect to such Additional Acquisition, in the amounts and for the purchase prices set forth on such Schedule:

     1.4.1 Additional Notes of Galaxy LLC. On the date of each Additional Closing (each an "Additional Closing Date"), Galaxy LLC shall issue and sell to each Investor Purchaser, and each Investor Purchaser shall purchase from Galaxy LLC, a note substantially in the form of Exhibit B hereto (collectively, the "Additional Notes") in the original principal amount and for the purchase price set forth opposite such Investor Purchaser's name on Schedule 1.4 hereto for the Additional Acquisition(s) closing on such Additional Closing Date. Interest on the Additional Notes shall be payable annually in arrears on each December 31, commencing December 31, 1995 (each, an "Additional Note Interest Payment Date") in immediately available funds, or at the option of Galaxy LLC, by the issuance by Galaxy LLC to each holder of an Additional Note, of further Additional Notes in an original principal amount equal to the interest payable on such holder's Additional Notes on such Additional Note Interest Payment Date.

     1.4.2 Additional Preferred Interests of Galaxy LLC. On each Additional Closing Date, Galaxy LLC shall issue and sell to each Investor Purchaser and the Management Investor, and each Investor Purchaser and the Management Investor shall purchase from Galaxy LLC, Additional Preferred Interests of Galaxy LLC (having the rights, privileges and obligations ascribed thereto in the LLC Agreement, as amended) in the amount and for the purchase price set forth opposite such Investor Purchaser's or the Management Investor's name, as applicable, on Schedule 1.4 hereto for the Additional Acquisition(s) closing on such Additional Closing Date. the purchase price payable by the Management Investor for the Additional Preferred Interests of Galaxy LLC to be purchased at each Additional Closing shall be paid by the Management Investor by delivery of notes in the form of a having the same payment, interest and other terms as the Notes, equal in aggregate principal amount, plus accrued interest thereon to the Additional Closing Date, to such purchase price."

         6. Sections 2.2, 2.3, 2.5, 2.6, 2.9, 2.11, 2.15.1, 2.17 and 2.20 of the
Agreement are hereby amended and restated, as of the effective date of this First Amendment, to read in their entirety as follows:

     2.2 Partnership Agreement. A true and correct copy of the Partnership Agreement of the Partnership, including all amendments thereto, has been furnished to the Purchasers. The Partnership Agreement and each amendment thereto has been duly authorized, executed and delivered by Galaxy GP and Galaxy LLC and constitutes the legal, valid and binding obligation of Galaxy GP and Galaxy LLC, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' right generally, and to legal and equitable limitations on the availability of specific performance as a remedy. None of the Partnership, Galaxy GP or Galaxy LLC is (i) in material violation of the Partnership Agreement, as amended to date, or (ii) in default in the performance of any material obligation, agreement or condition contained in any bond, indenture or note or any other evidence of indebtedness or in any indenture or loan agreement or in any contract.

     Upon the exercise of the Option and the execution of the LLC Agreement by the Investor Purchasers or other holder thereof in compliance with the other provisions of the LLC Agreement, (x) such holder will be a holder of Common Membership Interests of Galaxy LLC entitled to all the benefits of the Delaware Limited Liability Company Act, as form time to time in effect (the "LLC Act") and the LLC Agreement, and (y) the Common Membership Interests of such holder will have the rights set forth in the LLC Act and the LLC Agreement and will be duly and validly authorized and issued."

     "2.3 Authorization. Each of the Partnership, Galaxy GP, Galaxy LLC and Management Corp has all requisite partnership, corporate or other power and authority (as applicable) to execute and deliver this Agreement, to issue and deliver the Securities and Additional Securities as contemplated by Section 1 (to the extent applicable) and to carry out the provisions of this Agreement, and all action on its part required for the execution, delivery and performance of this Agreement and the issuance and delivery of the Securities and the Additional Securities (to the extent applicable) has been duly taken. This Agreement is a legal, valid and binding obligation of each of the Partnership, Galaxy GP, Galaxy LLC and Management Corp, enforceable in accordance with its terms. The Securities and the Additional Securities, when issued and delivered in accordance with Section 1 and the terms of the instruments evidencing the Securities and the Additional Securities, as applicable, will be the legal, valid and binding obligations of each issuer thereof, enforceable in accordance with the respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally, and to legal and equitable limitations on the availability of specif performance as a remedy."

     "2.5 Subsidiaries. As of the date of the Closing and each Additional Closing, none of the Partnership, Galaxy GP, Galaxy LLC or Management Corp has any Subsidiaries or other equity investments in any Person, other than (i) in the case of the Partnership, Galaxy Telecom Capital Corp., a Delaware corporation and a wholly owned Subsidiary of the partnership ("Galaxy Capital"),
(ii) in the case of Galaxy GP and Galaxy LLC,  the  Partnership  Interests,  and
(iii) in the case of Management Corp, the securities purchased by it hereunder. None of the Partnership, Galaxy GP or Galaxy LLC will form or acquire any Subsidiary without the written consent of the Required Purchasers."

     "2.6 Absence of Undisclosed Liabilities. Except for (i) liabilities or obligations specifically contemplated by and set forth in the Transaction Documents and (ii) $120,000,000 in aggregate principal amount of 12 3/8% Senior Subordinated Notes Due 1005 (the "Senior Subordinated Notes") issued by the Partnership and Galaxy Capital pursuant to the Indenture dated as of September 28, 1995 by and among the Partnership, Galaxy Capital and Boatmen's Trust Company, as trustee (the "Indenture"), none of the Partnership, Galaxy GP, Galaxy LLC or Management Corp has any material accrued or contingent liability arising out of any transaction or state of facts existing prior to the date hereof."

     "2.9 Effective of Transactions. The execution, delivery and performance of the Transaction Documents by the Partnership, Galaxy GP, Galaxy LLC and Management Corp did not and will not conflict with or result in any default under any contract, obligation or commitment of the Partnership, Galaxy GP, Galaxy LLC or Management Corp, or the creation of any Lien upon any of the respective properties or assets the Partnership, Galaxy GP, Galaxy LLC or Management Corp, other than Liens contemplated under the Transaction Documents. The transactions contemplated by the Transaction Documents do not violate any statute or regulation of any federal, state or local government or agency. No authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Body, other than those which have been or as the Closing or an Additional Closing, as the case may be, will be obtained, is or will be necessary to the valid execution, delivery or performance by the Partnership, Galaxy GP, Galaxy LLC or Management Corp of this Agreement or any of the other Transaction Documents, except for any such authorizations, consents, approvals, licenses, exemptions, filings or registrations the absence of which could note singly or in the aggregate have a Material Adverse Effect."

     "2.11 Offerees. Other than the Senior Subordinated Notes, none of the Partnership, Galaxy GP or Galaxy LLC nor anyone acting on their behalf (other than the Investor Purchasers and their affiliates) has ever offered any promissory notes, partnership interests, common stock or other securities of any of them, or rights to acquire such securities for sale to, or solicited any offers to buy the same from, any person or organization, other than Galaxy GP, Galaxy LLC, Management Corp, Vantage Cable Associates, L.P., Galaxy Cablevision, L.P., Vista Communications Limited Partnership III, the Purchasers and the Senior Lender. None of the partnership, Galaxy GP or Galaxy LLC, nor anyone acting on their behalf, has sold, offered for sale or solicited offers to buy any of said securities or rights so as to bring the offer, issuance or sale of the Securities hereunder or any other securities of the Partnership, Galaxy GP or Galaxy LLC within the registration requirements of Section 5 of the Securities ct of 1933, as amended (the "Securities Act"). The Partnership, Galaxy GP and Galaxy LLC have complied with all applicable state "blue sky" or securities laws in connection with the issuance and sale of the Securities hereunder and their other securities."

     "2.15.1 Financial Statements. The Management Parties have delivered to the Purchasers the financial statements described in Schedule 2.15.1 pertaining to the operation of the Systems acquired on or before December 31, 1994 (the "Original Systems"). Such financial statements present fairly in all material respects the results of operations of the Original Systems for the periods covered thereby and the financial condition of the Original Systems as of the dates indicated therein. All of such financial statements have been prepared in conformity with GAAP consistently applied, except for the absence of footnotes and subject to year-end adjustments. Each of the financial statements described in Schedule 2.15.1 fairly presents the financial position and results of operations of the Person being reported on at such dates, and for such periods, and are complete and correct in all material respects. Since the dates of the respective financial statements described on Schedule 2.15.1, there have been no changes in the results of operations or financial condition of the Original Systems which have a Material Adverse Effect. The Management Parties have also delivered to the Purchasers a pro-forma balance sheet as of December 23, 1994. Such pro-forma balance sheet, which assumes the consummation of the transactions contemplated by the Transaction Documents relating to the Original Systems, presents fairly in all material respects the anticipated financial condition of the Partnership as of December 23, 1994."

     "2.17 Trademarks, Franchises, Agreements. Immediately upon the consummation of the acquisitions pursuant to the Acquisition Contracts, except as described on Schedule 2.14.1 attached hereto, the Partnership and Galaxy GP will own, possess or have the right to use all trademarks, service marks, trade names, copyrights, franchises and rights with respect thereto, which are necessary for the conduct of the Systems and the CATV Business proposed to be conducted by the Partnership after the Closing or the Additional Closing, as the case may be, without any known conflict with the rights of others and free of any Liens other than Permitted Liens."

     "2.20Other Indebtedness. There is no Indebtedness for Borrowed Money owed by the Partnership, Galaxy GP, Galaxy LLC or Management Corp to any Person, except as expressly disclosed in the Transaction Documents and, in the case of the Partnership, the Senior Subordinated Notes."

         7. Section 3 of the Agreement is hereby amended, as of the effective date of this First Amendment, by deleting the first paragraph of such Section and substitution therefor the following:

     "So long as any of the Obligations are outstanding or any of the purchasers holds any of the Securities or the Additional Securities, the Partnership, Galaxy GP, Galaxy LLC and, to the extent applicable, the Management Parties, will do or cause to be done the following on and after the date hereof:"

     8. Section 3.7 of the Agreement is hereby amended, as of the effective date of this First Amendment, by adding the following sentence to the end of such
Section:

     "The proceeds of the sale of the Additional Securities hereunder shall be contributed by Galaxy LLC to the Partnership as capital pursuant to the Partnership Agreement, as amended, which shall be used by the Partnership to pay a portion of the purchase price for the Additional Acquisitions."

     9. Section 4.3 of the Agreement is hereby amended and restated, as of the effective date of this First Amendment, to read in its entirety as follows:

     "4.3 Restrictions in Other Agreements. None of the Partnership, Galaxy GP or Galaxy LLC shall enter into any agreement with any Person that would restrict the payments due the holders of Securities or Partnership Interests, other than pursuant to the Senior Loan Documents and the Indenture (in each case as originally executed and delivered, without amendment or waiver), the Equity Holders AGREEMENT, or this Agreement and the Exhibits hereto. No Management Party shall enter into any agreement with any Person that would restrict in any manner the ability of such Management Party to comply with the requirements of
Section 9.9(b) hereof."

         10. Sections 5.1.1, 5.1.3, 5.1.4 and 5.1.5 of the Agreement are hereby amended and restated, as of the effective date of this First Amendment, to read in their entirety as follows:

     "5.5.1 Investment Purpose. Each Purchaser, severally, but not jointly, by acceptance of the Securities or the Additional Securities purchased by it at the Closing or at an Additional Closing, as the case may be, represents that it has purchased such Securities or Additional Securities, as applicable, not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or any rule or regulation thereunder, as amended from time to time."

     "5.1.3 Securities Act Representations. Each Purchaser severally, but not jointly represents that (a) it has requested and received such information as it has deemed relevant regarding the Partnership, Galaxy GP and Galaxy LLC for purposes of evaluating its investment in the Securities or Additional Securities, as the case may be; and (b) it is an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Rule 501(a) promulgated by the Securities and Exchange Commission thereunder."

     "5.1.4 Risk of Investment. Each Purchaser severally, but not jointly recognizes and acknowledged (a) that investment in the Securities and/or the Additional Securities, as the case may be, involves a high degree of risk and that no person should invest in the Securities or Additional Securities who is not in a position to lose its entire investment, and (b) that it must bear the economic risk of investment in the Securities and/or the Additional Securities, as the case may be, for an indefinite period of time, because neither the Securities nor the Additional Securities have been registered under the Securities Act of 1933 or under state securities laws and there is not, and will not be, an established market for the Securities of the Additional Securities."

     "5.1.5 Sophisticated Investor. Each Purchaser severally, but not jointly represents that it is a sophisticated investor who has the necessary knowledge and experience in financial and business matters so as to be able to evaluate the merits and risks of an investment in the Securities and/or the Additional Securities as the case may be."

         11. The introductory paragraph to Section 6 and Sections 6.1, 6.2, 6.3, 6.11, 6.12, of the Agreement are hereby amended and restated, as of the effective date of this First Amendment, to read as follows:

     "Each Purchaser's obligation to purchase and pay for the Securities to be purchased by it at the Closing, and each Investor Purchaser's obligation to purchase and pay for the Additional Securities at any Additional Closing, shall be subject to the satisfaction, at or prior to the Closing or any Additional Closing, as the case may be, of each of the conditions stated in the following paragraphs of this Section 6, unless the failure of any of the conditions is expressly waived in writing by such Purchaser or Investor Purchaser, as applicable."

     "6.1 Delivery of the Securities. The Partnership, Galaxy GP or Galaxy LLC, as the case may be, shall have issued and delivered to each Purchaser the Securities of Additional Securities, as the case may be, to be purchased by it in accordance with Section 1.1 or Section 1.4, as applicable."

     "6.2 Truth and Accuracy of Representations and Warranties: No Default. Each of the representations and warranties of the Partnership, Galaxy GP, Galaxy LLC, Management Corp, Management Investor and the Managers (as applicable) shall be true and correct in all material respects as of the date of the Closing or each Additional Closing, as applicable, and no Event of Default or event which with the giving of note, the passage of time, or both would constitute than an Event of Default shall have occurred."

     "6.3 Acquisitions; Additional Acquisitions; Transfer of Operating Agreement. With respect to the purchase of the Securities, the Partnership shall have completed the Acquisitions on the terms and conditions set forth in the Acquisition Contracts with respect thereto, with such changes therein as may be satisfactory to the Investor Purchasers; and the Partnership shall have delivered to the Purchasers copies of all material agreements, instruments and other documents executed or delivered in connection with the Acquisitions. With respect to each purchase of Additional Securities on any Additional Closing Date, the Partnership shall have completed the Additional Acquisition(s) on such Additional Closing Date on the terms and conditions set forth in the Additional Acquisition Contract with respect thereto, with such changes therein as may be satisfactory to the Investor Purchasers; and the Partnership shall have delivered to the Investor Purchasers copies of all material agreements, instruments and other documents executed or delivered in connection with such Additional Acquisition(s). Galaxy GP, Management Corp, Management Investor and the Managers shall have assigned to the Partnership, on terms satisfactory to the Investor Purchasers, all Operating Agreement which are held by, or grant rights to, any of them, except to the extent that any such assignment shall be prohibited by applicable law or shall cause the termination of any Operating Agreement."

     "6.11 Opinions of Counsel to the Partnership. The Purchasers shall have received favorable opinions of Thompson & Mitchell and Dement, Vandivort and Dement, counsel to the Partnership, Galaxy GP and Galaxy LLC, dated as of the Closing or the Additional Closing, as the case may be, in the forms of Exhibits I-1 and 1-2 hereto."

     "6.12 Opinion of FCC Counsel to the Partnership. The Purchasers shall receive a favorable opinion regarding FCC matters from Hogan & Hartson, special FCC counsel to the Partnership and Galaxy GP, dated as of the Closing or the Additional Closing, as the case may be, in the form of Exhibit J hereto."

         12. Section 6 of the Agreement is hereby amended, as of the effective date of this First Amendment, by adding the following Sections:

     "6.20 Amendments to Partnership Agreement. With respect to each Additional Closing, an amendment to the Partnership Agreement, amending Exhibit A thereto to reflect the additional contribution of capital to the Partnership by Galaxy LLC in connection with the Additional Acquisition(s) closing at such Additional Closing, shall have been duly executed and delivered by Galaxy GP and Galaxy LLC."

     "6.21 Amendments to Limited Liability Company Agreement. With respect to each Additional Closing, an amendment to the Limited Liability Company Agreement (the "LLC Agreement"), amending Schedule A thereto to reflect the issuance and sale and the purchase of Additional Preferred Interests in connection with the Additional Acquisition(s) closing at such Additional Closing, shall have been duly executed and delivered by each of the parties thereto."

         13. Section 9.1 of the Agreement is hereby amended and restated, as of the effective date of this First Amendment, to read in its entirety as follows:

     "9.1 Exchange or Replacement of Securities. Each of Galaxy GP, Galaxy LLC and the partnership will at any time at its expense upon the request of a holder of any of the Securities or the Additional Securities and (a) upon surrender of the certificate(s) or other instrument(s) representing such Securities or Additional Securities, as the case may be, for the purpose of (b) upon the loss, theft or destruction and delivery of a bond of indemnity of (c) in case of mutilation, issue new certificate(s) or other instrument(s) representing such Securities or Additional SECURITIES, as the case may be, payable to the order of such holder or such person or persons as may be designated by such holder."

         14. Schedules 2.4, 2.14.2 and 2.14.3 to the Agreement are hereby amended and restated, as of the effective date of this First Amendment, to read in their entirety as Schedules 2.4, 2.14.2 and 2.14.3, respectively, which are to be attached hereto by the parties within fifteen (15) days of the effective date of this First Amendment.

         15. The effective date of this First Amendment shall be that date on which it is executed and delivered by all parties hereto.

         16. As amended by this First Amendment, the Agreement is in all respects ratified and confirmed, and as so amended by this First Amendment the Agreement shall be read, taken and construed as one and the same instrument.

         17. This First Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         18. This First Amendment shall be governed in accordance with the laws of the Commonwealth of Massachusetts, as applied to contracts made and performed within the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                                            GALAXY TELECOM, L.P.

                                     By: Galaxy Telecom, Inc., a General Partner

                                                    By:/s/ Tommy L. Gleason, Jr.
                                                           Tommy L. Gleason, Jr.
                                                                       President


                                                            GALAXY TELECOM, INC.

                                                    By:/s/ Tommy L. Gleason, Jr.
                                                              Tommy Gleason, Jr.
                                                                       President


                                              GALAXY TELECOM INVESTMENTS, L.L.C.

                                                    By:/s/ Tommy L. Gleason, Jr.
                                                              Tommy Gleason, Jr.
                                                                         Manager

                                                        /s/Tommy L. Gleason, Jr.
                                                              Tommy Gleason, Jr.

                                                            /s/ James M. Gleason
                                                                   James Gleason

                                                           /s/ J. Keith Davidson
                                                               J. Keith Davidson

                                                             /s/Tommy L. Gleason
                                                                   Tommy Gleason

                                                                  /s/Ronald Voss
                                                                     Ronald Voss

                                                            /s/ Terry M. Cordova
                                                                Terry M. Cordova

                         GALAXY TELECOM MANAGEMENT, L.L.C.

                                  By:/s/ Tommy L. Gleason, Jr.
                                         Tommy Gleason, Jr.
                                          Manager


                        GALAXY SYSTEMS MANAGEMENT, INC.

                         By:/s/ Tommy L. Gleason, Jr.
                                    Tommy Gleason, Jr.
                                        President


                        TA INVESTORS

                        ADVENT ATLANTIC AND PACIFIC II L.P.

                By:      TA Associates AAP II Partners, its General
                              Partner

                By:      TA Associates, Inc., its General Partner

                             By:/s/ Richard D. Tadler
                                   Richard D. Tadler
                                   Managing Director


                                  ADVENT INDUSTRIAL II L.P.

                       By:      TA Associates VI L.P., its General Partner

                       By:      TA Associates, Inc., its General Partner

                             By:/s/ Richard D. Tadler
                                    Richard D. Tadler
                                    Managing Director

                                  ADVENT NEW YORK L.P.

                         By:      TA Associates, Inc., its General Partner

                         By:/s/ Richard D. Tadler
                               Richard D. Tadler
                               Managing Director

                                ADVENT VII L.P.

                      By:      TA Associates VII L.P., it General Partner

                      By:      TA Associates, Inc., its General Partner

                              By:/s/Richard D. Tadler
                                    Richard D. Tadler
                                    Managing Director


                                   CHESTNUT CAPITAL INTERNATIONAL III
                                   LIMITED PARTNERSHIP

                            By: TA Associates VI L.P., its Attorney-in-Fact

                               By: TA Associates, Inc., its General Partner

                            By:/s/ Richard D. Tadler
                                Richard D. Tadler
                                Managing Director


                                        SOFILEC S.A.

                                 By:/s/ Richard D. Tadler
                                        Richard D. Tadler
                                        Attorney-in-Fact


                                  TA VENTURE INVESTORS LIMITED
                                      PARTNERSHIP

                                By:/s/ Richard D. Tadler
                                       Richard D. Tadler
                                            General Partner


                                    ADVENT VII INVESTOR CORP.

                                By:/s/ Richard D. Tadler
                                       Richard D. Tadler
                                       President

                                           PAGE INTENTIONALLY LEFT BLANK

                                  SPECTRUM INVESTORS

                                  SPECTRUM EQUITY INVESTORS, L.P.

\                        By:      Spectrum Equity Associates, L.P., its
                                  General Partner

                         By:/s/William P. Collatos
                               William P. Collatos
                               General Partner

                                   FLEET EQUITY FUND INVESTORS

                                   FLEET GROWTH RESOURCES, INC.

                                         By:/s/ Habib Y. Gorgi
                                                Habib Y. Gorgi
                                              Executive Vice President


                                          CHISHOLM PARTNERS II, L.P.

                        By:      Silverado II, L.P., its General Partner

                        By:      Silverado II Corp., its General Partner

                                        By:/s/Habib Y. Gorgi
                                              Habib Y. Gorgi
                                              Vice President


                                  FLEET EQUITY PARTNERS VII, L.P.

                         By:      Fleet Growth Resources, Inc., a General
                                           Partner

                                              By:/s/Habib Y. Gorgi
                                                  Habib Y. Gorgi
                                                Executive Vice President

               COUNTERPART TO SECURITIES PURCHASE AGREEMENT DATED
                                DECEMBER 23, 1994

         EXECUTED with the intention of become a party hereto, this 1st day of December, 1995.


                                   FLEET EQUITY PARTNERS VII, L.P.

                                   By:      Fleet Growth Resources, Inc., a
                                         General partner

                                   By:/s/ Thadeus J. Morcarski
                                          Thadeus J. Mocarski
                                           Vice President